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                                                                   EXHIBIT 10(S)

                                  AMENDMENT TO
                    THE DIAL CORPORATION AMENDED AND RESTATED
                      DIRECTORS DEFERRED COMPENSATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

         WHEREAS, The Dial Corporation (the "Company") has entered into an Agreement and Plan of Merger dated as of December 14, 2003 by and among the Company, Henkel KGaA and Henkel Merger Corporation (the "Merger Agreement"); and

         WHEREAS, upon consummation of the merger pursuant to the Merger Agreement (the "Effective Time"), each share of the Company's common stock (a "Share") will be converted into the right to receive $28.75 in cash, without interest, subject to any applicable withholding taxes, and the Shares will no longer be publicly traded; and

         WHEREAS, under Section 8.2 of The Dial Corporation Amended and Restated Directors Deferred Compensation Plan (As Amended and Restated Effective January 1, 2002) (the "Plan"), the Company has the powers described therein to amend the Plan;

         THEREFORE, on December 14, 2003, and effective as of that date, the Board of Directors has taken action with respect to, and has amended, the Plan as follows:

1. Effective as of the Effective Time, in accordance with the action taken by the Company's chief executive officer under Section 6.7 of the Plan, the individual or individuals who are selected by the Surviving Corporation (as defined in the Merger Agreement) or its designee to serve as the Plan Administrator of the Plan from and after the Effective Time are hereby approved.

2. Subject to obtaining any necessary consents from "Participants" and "Beneficiaries" under the Plan (as such terms are defined therein), the Plan is hereby amended to provide that "Deferral Amounts" for the "Plan Year" beginning January 1, 2004, and subsequent Plan Years, shall be credited one hundred percent (100%) to the respective Participants' "Cash Accounts" (as such terms are defined in the Plan).

         IN WITNESS WHEREOF, the foregoing was executed as of the 14th day of December, 2003.

                               THE DIAL CORPORATION



                               /s/ Bernhard J. Welle
                               ---------------------------------------------
                               By: Bernhard J. Welle
                               Its:Executive Vice President-Shared Services